Exhibit 3.2

Articles or Amendment- to Articles of incorporation of

Stirling Bridge Group Inc

(Name of Corporation as currently filed with the Florida Dept of State)

 (Document Number of Corporation (if known)

Pursuant to the provisions of section 607.I006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_Web3 Corporation_____________________________________________________________________________The new name must be distinguishable and contain the word “corporation. ” “company, “or “incorporated” or the abbreviation “Corp., “ “‘Inc.” or Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered.” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:	6901 TPC Dr
(Principal office address MUST BE A STREET ADDRESS)
Ste 200
C. Enter new mailing address, If applicable:
( Mailing address, If applicable:ng address MAY BE A POST OFFICE BOX)	Orlando Fl 32822

3762 Roscommon Dr

Ste 137

Ormond Beach Fl 32174

D.	If amending the registered agent and/or registered office address In Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent

(Florida street address)

New Registered Office Address:		, Florida
	(City)		(Zip Code)

New Registered Agent’s Signature, If changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

Check If applicable

☐	The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (c), F.S.

If amending the Officer, and/or Directors. enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets. if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO= Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would he PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones V as Remove and Sally Smith, SV as an Add.

Example:
X, Change	PT	John Doe

X Remove	V	Mike Jones

X Add	SV	Sally Smith

	Type of Action			Address
(Check One)

1)	_Change	PST	Jim Byrd	37 N Orange Ave
	_ Add			Ste 500
	X Remove			Orlando Fl 32801

2)	_Change	PSTD	Andre Forde	6901 TPC Dr
	_ Add			Suite 200
	X Remove			Orlando Fl 32822

3)	_Change	D	William Mobley	6901 TPC Dr
	X Add			Ste 200

4)	_Change	D	Jim Byrd	Orlando Fl 32822
	X Add			6901 TPC Dr
	__ Remove			Ste 200
Orlando Fl 32822

5)	_Change
Add
__ Remove

6)	_Change
Add
__ Remove

E. If amending or adding additional Articles, enter change(s) here:
(Attach additional sheets, if necessary). (Be specific)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

May 9 2023

The date of each amendment(•) adoption:                                                          , if other than the date this document was signed.

Effective date if applicable:	May9 2023
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document’s effective date on the Department of State’s records.

Adoption of Amendment(s)          (CHECK ONE)

☒	The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                                                           ,”

(voting group)

Dated

Signature	/s/ Jim Byrd
(By a director, president, or other officer – if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Jim Byrd
(Typed or printed name of person signing)

President
(Title of person signing)

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